As filed with the Securities and Exchange Commission on February 8, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Poseida Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-2846548
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9390 Towne Centre Drive, Suite 200 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

2020 Equity Incentive Plan

2020 Employee Stock Purchase Plan

2022 Inducement Plan

(Full titles of the plans)

Kristin Yarema, Ph.D.

President and Chief Executive Officer

Poseida Therapeutics, Inc.

9390 Towne Centre Drive, Suite 200

San Diego, CA 92121

(858) 779-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll Kenneth J. Krisko Edmond J. Lay Cooley LLP 10265 Science Center Drive San Diego, California 92121 (858) 550-6000	Harry J. Leonhardt, Esq. General Counsel Poseida Therapeutics, Inc. 9390 Towne Centre Drive, Suite 200 San Diego, California 92121 (858) 779-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Poseida Therapeutics, Inc. (the “Registrant”) on Form S-8 relating to the same employee benefit plans is effective. Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register (i) 4,781,827 additional shares of its Common Stock, par value $0.0001 per share (“Common Stock”), that were automatically added to the shares authorized for issuance under the Registrant’s 2020 Equity Incentive Plan (“2020 Plan”), (ii) 956,365 additional shares of its Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2020 Employee Stock Purchase Plan (“2020 ESPP”), and (iii) 1,517,105 additional shares of its Common Stock that were added to the shares authorized for issuance under the Registrant’s 2022 Inducement Plan (“2022 Inducement Plan”) as inducement grants under Nasdaq Listing Rule 5635(c)(4) pursuant to an amendment to the 2022 Inducement Plan approved by the Compensation Committee of the Board of Directors of the Registrant. The Registrant previously registered shares of Common Stock for issuance under the (i) 2020 Plan and 2020 ESPP under Registration Statements on Form S-8 filed with the SEC on July 23, 2020 (File No. 333-240048), June 8, 2021 (File No. 333-256899), February 18, 2022 (File No. 333-262869), and January 12, 2023 (File No. 333-269204) and (ii) 2022 Inducement Plan under the Registration Statement on Form S-8 filed with the SEC on February 18, 2022 (File No. 333-262869). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced in the preceding sentence.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the SEC:

(a)	The Registrant’s Annual Report on Form 10-K, filed with the SEC on March 9, 2023;

(b)	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2023;

(c)	The Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on May 9, 2023, August 8, 2023 and November 9, 2023;

(d)

The Registrant’s Current Report on Form 8-K (other than information furnished rather than filed), filed with the SEC on January 31, 2023, March 9, 2023, March 30, 2023, April 13, 2023, May 9, 2023, June 1, 2023, June 16, 2023, August 7, 2023, August 8, 2023, October 10, 2023, November 9, 2023, and January 4, 2024;

(e)

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on July 7, 2020 (File No. 001-39376) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or portions thereof that are furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Description
4.1

Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39376), filed with the SEC on July 14, 2020).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-39376), filed with the SEC on July 14, 2020).

4.3

Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-239321), filed with the SEC on June 19, 2020).

4.4

Amended and Restated Investors’ Rights Agreement, by and among the Registrant and certain of its stockholders, dated June 24, 2020 (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-239321), filed with the SEC on July 6, 2020).

5.1	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

99.1

Poseida Therapeutics, Inc. 2020 Equity Incentive Plan and Forms of Stock Option Grant Notice, Option Agreement and Notice of Exercise thereunder (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-239321), filed with the SEC on July 6, 2020).

99.2

Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the Poseida Therapeutics, Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-39376), filed with the SEC on November 9, 2021).

99.3

Poseida Therapeutics, Inc. 2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-239321), filed with the SEC on July 6, 2020).

99.4	Poseida Therapeutics, Inc. 2022 Inducement Plan, as amended.

99.5

Forms of Grant Notice, Stock Option Agreement, Notice of Exercise, Restricted Stock Unit Grant Notice and Award Agreement under the Poseida Therapeutics, Inc. 2022 Inducement Plan (incorporated by reference to Exhibit 99.5 to the Registrant’s Registration Statement on Form S-8 (File No. 333-262869), filed with the SEC on February 18, 2022).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 8, 2024.

POSEIDA THERAPEUTICS, INC.

By:	/s/ Kristin Yarema
Kristin Yarema, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kristin Yarema, Ph.D. and Johanna M. Mylet, C.P.A., and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kristin Yarema Kristin Yarema, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 8, 2024

/s/ Johanna M. Mylet Johanna M. Mylet, C.P.A.	Chief Financial Officer (Principal Financial and Accounting Officer)	February 8, 2024

/s/ Mark J. Gergen	Executive Chairman and Director	February 8, 2024
Mark J. Gergen, J.D.

/s/ Rafael Amado Rafael Amado, M.D.	Director	February 8, 2024

/s/ Charles M. Baum Charles M. Baum, M.D., Ph.D.	Director	February 8, 2024

/s/ Cynthia Collins Cynthia Collins	Director	February 8, 2024

/s/ Luke Corning Luke Corning	Director	February 8, 2024

/s/ Marcea B. Lloyd Marcea B. Lloyd, J.D.	Director	February 8, 2024

/s/ John P. Schmid	Director	February 8, 2024
John P. Schmid, M.B.A.